                                                                  EXHIBIT (A)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              POLLO TROPICAL, INC.
                                       AT
                              $11.00 NET PER SHARE
                                       BY
                              CARROLS CORPORATION

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, JULY 8, 1998, UNLESS THE OFFER IS EXTENDED.

TO OUR CLIENTS:

     Enclosed for your consideration are an Offer to Purchase, dated June 10, 1998 (the 'Offer to Purchase'), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the 'Offer') relating to the offer by Carrols Corporation, a Delaware corporation (the 'Offeror'), to purchase all outstanding shares (the 'Shares') of common stock, par value $.01 per share (the 'Common Stock'), of Pollo Tropical, Inc., a Florida corporation (the 'Company'), at a price of $11.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 3, 1998, by and between the Offeror and the Company (the 'Merger Agreement'). Also enclosed is a Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the condition set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $11.00 per share of Common Stock, net to the seller in cash, without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, has determined that each of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and the holders of the Common Stock and recommends that the Company's holders tender their Shares in the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, July 8, 1998, unless the Offer is extended.

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Offeror pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          Instructions with Respect to the Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock

                                       of

                              POLLO TROPICAL, INC.

                                       BY

                              CARROLS CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 10, 1998, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the 'Offer') in connection with the offer by Carrols Corporation, a Delaware corporation, to purchase all outstanding shares (the 'Shares') of common stock, par value $.01 per share (the 'Common Stock'), of Pollo Tropical, Inc., a Florida corporation (the 'Company').

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:                  , 1998                             SIGN HERE
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Number of Shares to be Tendered:                           Signature(s) of Holder(s)

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shares of Common Stock*

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                                                           Name(s) of Holder(s)

                                                           ---------------------------------------------------------
                                                           Please Type or Print

                                                           ---------------------------------------------------------
                                                           Please Type or Print

                                                           ---------------------------------------------------------
                                                           Address

                                                           ---------------------------------------------------------
                                                           Zip Code

                                                           ---------------------------------------------------------
                                                           Area Code and Telephone Number

                                                           ---------------------------------------------------------
                                                           Taxpayer Identification or Social
                                                           Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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